UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

———————

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2009

———————

ONE HOLDINGS, CORP.

 (Exact name of registrant as specified in its charter)

———————

Florida	333-136643	59-3656663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

318 Holiday Drive, Hallandale Beach, FL,	33009
(Address of principal executive offices)	(Zip Code)

305-562-5100

Registrant’s telephone number, including area code

Contracted Services, Inc.

360 Main Street

P.O. Box 393

Washington, VA 22747

 (Former name or address, if changed from last report)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM  2.01

ACQUISITION OR DISPOSITION OF ASSETS

ACQUSITION OF GREEN PLANET BIOENGINEERING, CO., LTD. COMMON SHARES

On June 17, 2009, ONE Holdings, Corp. (“Registrant”)  acquired from the shareholders of Green Planet Bioengineering, Co., LTD. listed below (individually the “Shareholder” and collectively referred to as “Shareholders”) 80% of the Shareholders’ common shares and warrants owned in Green Planet Bioengineering, Co., LTD. (“GP”, “Green Planet”). Transaction closed July 22, 09 upon receipt of all required documents and stock certificates. For the GP shares and warrants, each Shareholder is to receive shares of the Registrant’s common stock and cash payments as follows:

First Name	Last Name	# of GP Shares Sold	# of ONE Shares Received	Cash Payable in 12 months	Cash Payable in 24 months
Min	Zhao	6,528,600	7,120,138	$285,684.53	$ 342,821.44
Prestige Ventures, Corp.		112,000	122,148	$ 4,901.00	$ 5,881.20
Sally	Ou	120,000	130,873	$ 4,901.00	$ 5,881.20
First Name	Last Name	# of GP Warrants Sold	# of ONE Shares Received	Cash Payable in 12 months	Cash Payable in 24 months
Thomas	Chan	200,000	218,121	$ 8,576.75	$ 10,292.10
William	Crawford	213,333	232,662	$ 9,247.72	$ 11,097.26
Marius	Silvasan	1,193,461	1,301,597	$ 44,298.96	$ 53,158.75
Jeanne	Chan	382,993	417,695	$ 13,598.23	$ 16,317.88
Michael	Karpheden	1,208,661	1,318,174	$ 44,298.96	$ 53,158.75
Abacus Investments Corp.		688,000	750,338	$ 30,106.14	$ 36,127.37

As part of the transaction each Shareholder has also agreed that thirty-five percent (35%) of the Purchaser’s shares issued to each Shareholder shall be deposited into an Escrow and in the event GP’s EBITDA for fiscal year 2009 is less than GP’s EBITDA for fiscal 2008, the number of shares of Purchaser’s stock issued to each Shareholder shall be proportionately reduced as provided for in each Shareholder’s Stock Purchase Agreement (collectively the “Stock Purchase Agreements”). The Shareholders are also subject to a lockup and leak out period and have one Piggy-Back Registration right as further defined in the Stock Purchase Agreements.  Also as part of the transaction Registrant acquired from a GP warrant holder a warrant to purchase 281,173 shares of GP common stock and issued that warrant holder a warrant to purchase 324,316 shares of Registrant’s common stock.

Mr. Silvasan is the director and interim executive officer and is the owner of more than 10% of the outstanding common stock of Registrant.

ACQUSITION OF GREEN PLANET BIOENGINEERING, CO., LTD. PREFERRED SHARES

On June 17, 2009, Registrant acquired Thirty Thousand Two Hundred and Thirty Nine (30,239) shares of GP preferred stock (“GP Preferred Stock”). Each share of the GP Preferred Stock shall (a) provide Registrant with the right to vote 1,000 votes  on all matters submitted to a vote of the shareholders of GP and (b) be convertible into 1,000 shares of GP common stock. Registrant paid to GP for said shares of GP Preferred Stock $15,000,000 which was paid by Registrant through the issuance to GP of 10,329,551 shares of Registrant’s common stock. Transaction closed July 22, 09 upon receipt of all required documents and stock certificates.

As part of the transaction GP has also agreed that thirty-five percent (35%) of the Registrant’s shares issued to GP shall be deposited into an Escrow and in the event GP’s EBITDA for fiscal year 2009 is less than GP’s EBITDA for fiscal 2008, the number of shares of Registrant’s stock issued to GP shall be proportionately reduced as provided for in the GP Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreements”). GP is also subject to a lockup and leak out period and has one Piggy-Back Registration right as further defined in the Preferred Stock Purchase Agreements.

Upon the purchase of the GP Common Shares from the Shareholders and the GP Preferred Stock from GP, Registrant has become the majority shareholder of GP.  Registrant’s equity in GP, based on the current number of shares outstanding and assuming conversion in common shares of the acquired warrants and GP Preferred Stock, would reach 82%.

GP BUSINESS DESCRIPTION

History

GP, formally Mondo Acquisition II, Inc. (“Mondo”) was incorporated in the State of Delaware on October 30, 2006. Since inception, Mondo had been engaged in organizational efforts to obtain initial financing. Mondo was formed as a vehicle to pursue a business combination through the acquisition of, or merger with, an operating business. Mondo filed a registration statement on Form 10-SB with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2007, and since its effectiveness, Mondo focused its efforts to identify a possible business combination. On October 2, 2008, Mondo’s name was changed to Green Planet Bioengineering Co., Limited (“Green Planet”).

On October 24, 2008 (“Closing date”), Mondo executed and consummated a Share Exchange Agreement by and among (i) Elevated Throne Overseas Ltd., a British Virgin Islands limited liability company which is the parent company of FuJian Green Planet Bioengineering Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) organized under the laws of the People’s Republic of China (“PRC”); (ii) the stockholders of 100% of Elevated Throne Overseas Ltd.’s common stock (the “Elevated Throne Overseas Ltd., Shareholders”); and (iii) Mondo’s then-controlling stockholder, Cris Neely (who owned 93.5%). Prior to the Share Exchange Agreement, Mr. Min Zhao and Ms. Min Yan Zheng were the controlling persons of Elevated Throne Overseas Ltd. (100%).  At closing, Mondo acquired control of Elevated Throne Overseas Ltd., by issuing to the Elevated Throne Overseas Ltd.’s Shareholders (Mr. Zhao and Ms. Zheng) 14,141,667 shares of Mondo’s Common Stock in exchange for all of the outstanding capital stock of Elevated Throne Overseas Ltd. (the “Transaction”). Immediately after the Closing date of this transaction, Mondo had a total of 15,141,667 shares of common stock outstanding, with the Elevated Throne Overseas Ltd.’s Shareholders owning approximately 93.40% of Mondo’s  outstanding common stock, and the balance held by those who held the common stock prior to the Closing Date. Upon closing of the Transaction, Mr. Min Zhao and Ms. Min Yan Zheng became Mondo’s controlling shareholders and we no longer were a “blank check” company.

Elevated Throne Overseas Ltd. owns 100% of FuJian Green Planet Bioengineering Co., Ltd., which is a WFOE under the laws of the PRC. WFOE has entered into a series of contractual arrangements with Sanming Huajian Bio-Engineering Co., Ltd., a limited liability company headquartered in, and organized under the laws of, the PRC.

As a result of the Reverse Merger Transaction, Mondo acquired 100% of the capital stock of Elevated Throne Overseas Ltd. and consequently, control of the business and operations of Elevated Throne Overseas Ltd., FuJian Green Planet Bioengineering Co., Ltd., and Sanming Huajian Bio-Engineering Co., Ltd. Prior to the Reverse Merger Transaction, Mondo was a public reporting “blank check” company in the development stage. From and after the Closing Date of the Share Exchange Agreement, Mondo was no longer a “blank check” company and its primary operations consist of the business and operations of Sanming Huajian Bio-Engineering Co., Ltd., which are conducted in China.

Contractual Agreements with Sanming Huajian Bio-Engineering Co., Ltd.

Prior to the reverse merger, Mondo’s business was conducted through Sanming Huajian Bio-Engineering Co., Ltd., its largest shareholders being Mr. Min Zhao and Mr. Min Yan Zheng with a 35.07% and 35.97% interest respectively. Sanming Huajian Bio-Engineering Co., Ltd. (“Sanming Huajian”) has the licenses and approvals necessary to operate its business in the PRC.

PRC law places certain restrictions on roundtrip investments through the acquisition of a PRC entity by PRC residents. To comply with these restrictions, in conjunction with the reverse acquisition, Mondo (via its wholly-owned subsidiary, FuJian Green Planet Bioengineering Co., Ltd.) entered into and consummated certain contractual arrangements with Sanming Huajian Bio-Engineering Co., Ltd. and their respective stockholders pursuant to which Mondo provided these companies with technology consulting and management services. Through these contractual arrangements, Mondo has the ability to substantially influence these companies’ daily operations and financial affairs, appoint their senior executives and approve all matters requiring stockholder approval. As a result of these contractual arrangements, which enable Mondo to control Sanming Huajian and operate our business in the PRC through Sanming Huajian Mondo is considered the primary beneficiary of Sanming Huajian . Accordingly, Mondo (now GP) consolidates the results, assets and liabilities of the Sanming Huajian in its financial statements.

GP entered into the following contractual arrangements, each of which are enforceable and valid in accordance with the laws of the PRC:

Entrusted Management Agreement.  Pursuant to this entrusted management agreement among Fujian Green Planet Bioengineering Co., Ltd., Sanming Huajian, and the Sanming Huajian Shareholders (the "Entrusted Management Agreement"), Sanming Huajian and its shareholders agreed to entrust the business operations of Sanming Huajian and its management to Fujian Green Planet Bioengineering Co., Ltd. until Fujian Green Planet Bioengineering Co., Ltd. acquires all of the assets or equity of Sanming Huajian (as more fully described in the Exclusive Option Agreement below). Prior to the occurrence of such event, Sanming Huajian will only own those certain assets that are not sold to Fujian Green Planet Bioengineering Co., Ltd.  GP anticipates that Sanming Huajian will continue to be the contracting party under its customer contracts, banks loans and certain other assets until such time as those may be transferred to Fujian Green Planet Bioengineering Co., Ltd. Under the Entrusted Management Agreement, Fujian Green Planet Bioengineering Co., Ltd. will manage Sanming Huajian‘s operations and assets, and control all of Sanming Huajian’s cash flow through an entrusted bank account. In turn, it will be entitled to any of Sanming Huajian’s net profits as a management fee, and will be obligated to pay all Sanming Huajian payables and loan payments. The Entrusted Management Agreement will remain in effect until the acquisition of all assets or equity of Sanming Huajian by Fujian Green Planet Bioengineering Co., Ltd. is completed.

Shareholders’ Voting Proxy Agreement.  Under the shareholders' voting proxy agreement among Fujian Green Planet Bioengineering Co., Ltd. and the Sanming Huajian Shareholders, the Sanming Huajian Shareholders irrevocably and exclusively appointed the members of the board of directors of Fujian Green Planet Bioengineering Co., Ltd. as their proxy to vote on all matters that require Sanming Huajian shareholder approval. The members of the board of directors of Fujian Green Planet Bioengineering Co., Ltd. are identical to those of the Company.

Exclusive Purchase Option Agreement.    Under the exclusive option agreement among Fujian Green Planet Bioengineering Co., Ltd. and the Sanming Huajian Shareholders, the Sanming Huajian Shareholders granted Fujian Green Planet Bioengineering Co., Ltd. an irrevocable and exclusive purchase option to acquire Sanming Huajian’s equity and/or remaining assets, but only to the extent that such purchase does not violate limitations imposed by PRC law. Current PRC law does not specifically provide for a non-PRC entity's equity to be used as consideration for the purchase of a PRC entity's assets or equity. The option is exercisable when PRC law specifically allows foreign equity to be used as consideration to acquire a PRC entity's equity interests and/or assets, and when the Company has sufficient funds to purchase Sanming Huajian’s equity or remaining assets. The consideration for the exercise of the option is the shares of Common Stock received by the Sanming Huajian’s Shareholders under the Share Exchange Agreement.

Share Pledge Agreement. Under this share pledge agreement among Fujian Green Planet Bioengineering Co., Ltd. and the Sanming Huajian Shareholders (the "Share Pledge Agreement"), the Sanming Huajian Shareholders pledged all of their equity interests in Sanming Huajian, including the proceeds thereof, to guarantee all of Fujian Green Planet Bioengineering Co., Ltd.’s rights and benefits under the Restructuring Agreements. Prior to termination of this Share Pledge Agreement, the pledged equity interests cannot be transferred without Fujian Green Planet Bioengineering Co., Ltd.’s prior consent.

Completion of the PRC Restructuring

The PRC restructuring transaction closed on the Closing Date. However, Fujian Green Planet Bioengineering Co., Ltd. is required under the agreements to complete additional post-closing steps required in order to maintain its good standing under PRC law. These steps include Fujian Green Planet Bioengineering Co., Ltd. making required regulatory filings and giving proof to regulatory authorities that it has received the required portion of its registered capital as of the deadline required under PRC law. Specifically, Fujian Green Planet Bioengineering Co., Ltd. must receive 15% of its total registered capital of $2.0MM (“License Payment”) by 3 months of effectiveness of business license, and the remaining $1.7MM by two years from effectiveness of business license, in order to maintain the validity of its business license and its certificate of approval to exist as a wholly foreign-owned entity in the PRC issued by the Fujian Provincial Municipal Government and the Sanming Administration for Industry and Commerce, respectively. This license and approval would become invalid and be immediately cancelled if

Fujian Green Planet Bioengineering Co., Ltd. was to fail to make timely payment of the first installment of its registered capital, in which case we could cease to have any claim to control Sanming Huajian Bio-Engineering Co., Ltd. under PRC law. To date no License Payment has been made and the Company has been working with the regulatory authorities in order to extend the payment timeline and satisfy the requirements.

Upon consummation of the PRC Restructuring Agreements above, the contributions of Sanming Huajian Bio-Engineering Co., Ltd.’s registered capital, and therefore the ownership of Sanming Huajian Bio-Engineering Co., Ltd., took their current form, which is represented in the table below:

Name of Shareholder	Amount of Contribution (RMB) ‘000		Percent of Capital Contribution
Min Zhao	13,328.15		35.07%
Min Yan Zhen	13,668.65		35.97%
Jiangle Jianlong Mineral industry Co.	11,003.20		28.96%
Total		RMB 38,000.00	100%

Subsidiaries

As a result of the Reverse Merger Transaction, Elevated Throne Overseas Ltd. and FuJian Green Planet Bioengineering Co., Ltd. are our wholly-owned subsidiaries. Sanming Huajian Bio-Engineering Co., Ltd., the entity through which we operate our business, has no subsidiaries.

Sanming Huajian Bio-Engineering Co., Ltd.’s Organization History

Sanming Huajian Bio-Engineering Co., Ltd. was originally incorporated in April 2004 in the People’s Republic of China as Sanming Zhongjian Biological Technology Industry Co., Ltd.  Its original registered capital was RMB 6 million and its original shareholders were Ou Shanyan (80%), Zhao Yime (10%) and Zheng Yingyue (10%).  The company’s original business scope included planning to produce and sell environmentally conscious food, health products, chemical products, and biological products.

On August 17, 2004, the company changed its name from Sanming Zhongjian Biological Technology Industry Co., Ltd. to Sanming Huajian Bio-Engineering Co., Ltd. and its shareholders changed from Ou Shanyan, Zhao Yime, and Zheng Yingyue to Min Zhao and Zheng Jianrong with Min Zhao holding a 60% equity interest and Zheng Jianrong holding a 40% equity interest.

On May 22, 2006, the company changed its operation plan to focus on natural plant extractions, the production of bio-fertilizer and the sale of chemical and agricultural products and by-products as well as the development of biological engineering technology.

On July 8, 2006, the company’s registered capital increased to RMB 33,500,000 and its shareholders changed from Min Zhao and Zheng Jianrong to Min Zhao, with a 35.07% equity interest, Min Yan Zheng with a 35.97% interest and Jiangle Jianlong Mineral Industry Co., Ltd., with a 28.96% equity interest.

On April 15, 2008, the company’s registered capital increased to RMB 38,000,000.

Sanming Huajian Bio-Engineering Co., Ltd’s Business

Sanming Huajian Bio-Engineering Co., Ltd is a research and development company with a focus on improving human health through the development, manufacture and commercialization of bio-ecological products and over-the-counter products utilizing the extractions of tobacco leaves.

Growth

In order to capitalize on Green Planet’s current success and on the overall growth in the bio-health industry, the firm has designed an aggressive three-year expansion plan.  This expansion is set for deployment throughout Asia and launch into the US; and it will be implemented through a 3-phase strategy:

Phase I

▪

Filing for GMP certificate and building GMP manufacturing facility to produce the company’s entire product line

▪

Apply for ISO certification

▪

Begin the production and sales of “Paiqianshu”

▪

Apply for retail certifications on liquid and pill forms of CoQ10 (over-the-counter) supplements

▪

Trademark the “Green Planet” brand supplements

Phase II

▪

Obtain distributors for over-the-counter Q10 supplements in China

▪

Initiate & execute sales and marketing plan across domestic markets

▪

Obtain distributors throughout Asia for retail Q10 supplements

▪

Initiate & execute sales and marketing plan across Asia

Phase III

▪

Leverage product portfolio to increase sales of raw Q10 materials worldwide by continuous R&D

▪

Obtain established distributors for raw Q10 & retail Q10 supplements in the US

▪

Launch retail sales and marketing plan in the US

▪

Launch downstream retail Q10 products as they are developed and certified

Phase I

China will continue to be the company’s primary market due to the demand/supply imbalance.  The company will continue to increase its number of distributors and penetrate new territories, increasing revenue growth and profitability.

Phase I has been in action throughout 2008 with most of it accomplished.  Filing for the GMP certificate has been completed, and the company is in the midst of building the GMP facility and its in-house manufacturing line.   Application for an ISO certificate was approved in April 2008, and the company is in the process of obtaining the retail certifications on its private brand Q10 supplements called “Green Planet.”  The company filed brand name certificates during 2008.  In addition, the company started its trademark work on the “Green Planet” brand during 2008.

GMP Facility and Certification

‘GMP’ is an English acronym for ‘Good Manufacturing Practice’ which is a Chinese designation meaning to have a good operational norm with good manufacturing standards.  It describes an autonomic management system that emphasizes production quality and health safety in the manufacturing process.  It also specifies a set of mandatory standards that are applicable to any pharmaceutical or food industries in China.  China requires such enterprises to achieve high health standards from all aspects including raw materials, personnel, facilities and equipment, production process, packaging, transport, and quality control in accordance with the relevant state laws and regulations to form a set of operating standards to help enterprises improve their corporate environmental hygiene and to detect existing problems in production process, and thereby improving them.

GMP certification has been successfully obtained.  Green Planet has met all the criteria and conditions for the certification.

Facility Costs and Benefits

The GMP facility will require $8M USD to build along with $10M USD for manufacturing equipment.  A portion of this investment has been allocated for the GMP certification process.  Once the facility is in its final stage, the company will initiate its advertising campaign for “Paiqianshu” and start taking orders from established distributors.  Production will commence once the facility is complete and manufacturing assembly line is ready.  The company intends to add 50 plant workers, four sales associates and one new sales director to launch and market this product.  The company plans on manufacturing 5 million boxes of “Paiqianshu” each year with 90% sold into China alone.   The GMP facility completed its 1st phase in April of 2009 and will go into production in early 3rd quarter of 2009.

The company has already identified its desired prime territories in China for “Paiqianshu”; and is currently adding new distributors.  During 2007 Green Planet  expanded its presence in China, distributing to more than 5 provinces and a number of tier-2 cities.  Expansion into the new territories will begin in early 2009.

Phase II

Green Planet is expected to continue the deployment of its 2nd Phase strategy in the second half of 2009.  Such deployment will include the design and execution of the company’s advertising and promotion campaigns; the creation and launch of its brands; the hiring and training of the sales team.  The company has identified the targeted regions and territories across Asia and domestic China to launch its products, including Korea, Japan, Singapore, and Taiwan.  The company’s goal is to add over 2000 retail outlets by the end of 2009.

Q10 health supplements

The firm intends to offer its Q10 health supplements through two separate brandings:

1.

Green Planet Bio’s house brand “Green Planet”

2.

private labeling of mass merchandisers’ house brands

“Green Planet” branded Q10 products are intended to be sold in mass retailers (not necessarily pharmacies) that do not carry and/or do not intend to carry their private house brands like Lianhua Supermarket, Hualian Group, Wangfujing Department Stores, and Dashang Group.

In addition to its Green Planet brand channel, management believes a significant opportunity lies within mass pharmacy chains that utilize private label supplements such as A.S. Watson (known as Watsons), SuperPharm; Sugi Pharmacy, and Shanghai No. 1 Pharmacy.  Green Planet will initiate a private label program catered to the needs of these mass merchants.

Note:  Watsons is the largest health and beauty retail chain in Asia operating over 1,550 stores and 1,000 pharmacies in 13 markets across the world.

Capital requirements for our expansion into to the Asia market are expected to reach $5M USD.  These funds shall cover the firm’s working capital requirements to carry out a) our aggressive marketing strategy and b) our R&D requirements.  As a result of our successful penetration into the Asia market, we expect to position Green Planet as an important player in the Asia health industry.

The deployment will commence in the second quarter of 2010 and by the end of 2011 we anticipate our Q10 health supplements to be in over 2000 outlets across Asia.

Phase III

Green Planet will continue its growth strategy launching the third and most influential phase.  The company intends to launch its products and technology in North America with a focus on the US market.  In addition the company will leverage its product portfolio to increase raw Q10 sales by continuous R&D of its downstream products. Management has planned for two main channels to distribute and market it’s products.

Internet Wholesalers

In this category are mainly retail web portals offering a “one-stop shopping” concept.

Some key players are:

•

www.ebay.com

•

www.amazon.com

•

www.bizrate.com

•

www.swansonvitamin.com

•

www.vitacost.com

•

www.supplementwarehouse.com

Retailers and Merchandisers

Green Planet intends to distribute its retail products (again, using the two branding methods described earlier – house and private brands) through pharmacy chains such as Walgreen and CVS in the US, Shoppers Drug Mart/Pharmaprix and London Drugs in Canada and other mass merchandisers such as Wal-Mart, Targets, and K-Mart. This will provide an international footprint, limit direct competition and capitalize on the flow of customers to these mass merchandisers.  To date, GP has not yet obtained contracts with these retailers.

Deployment will commence in the beginning of 2010 and by the end of 2010 management anticipates its Q10 health supplements to be in over 1000 outlets across North America.

Principal Products

Since 2007, Sanming Huajian has developed a variety of natural organic products using tobacco leaves.  These products are:

Solanesol

Solanesol is extracted from abandoned tobacco leaves and is a pharmaceutical intermediate.  Not only can it produce raw Q10 and Vitamin K2 through the synthesis method, but it can also be used as a synthesized raw material in anti-allergic drugs, anti-ulcer drugs, hypolipidemic drugs and anti-cancer drugs.

Nicotine Sulphate

Nicotine sulphate is extracted from abandoned tobacco leaves and it is an important raw material for pesticide and can be used in the processing of insecticides.  The nicotine content in pesticides is 40%.

Organic Fertilizers

“Ji Mai” trademark fertilizer is made by using abandoned tobacco leaves as the main raw material, adding the appropriate accessories and fermented with microbial, which is applicable to all kinds of fruit trees, and is also used as a soil conditioner.

Botanical Pesticides

Pesticides consist of 40% Nicotine Sulphate and other insecticide raw materials are regarded as organic or botanical because Nicotine Sulphate is derived from abandoned tobacco leaves.

Organic Green Barley Supplements (Paiqianshu)

“Paiqianshu” mung bean vitamin oral liquid has the ability to eliminate lead from the human body without any side effects. It contains many nutrient elements such as Calcium gluconate, zinc gluconate, and vitamin C. This nutrient is extracted from green barley or ‘mung bean’.

———————

(1)

Ernster L, Dallner G: Biochemical, physiological and medical aspects of ubiquinone function. Biochim Biophys Acta 1271: 195-204, 1995

(2)

Dutton PL, Ohnishi T, Darrouzet E, Leonard, MA, Sharp RE, Cibney BR, Daldal F and Moser CC. 4 Coenzyme Q oxidation reduction reactions in mitochondrial electron transport (pp 65-82) in Coenzyme Q: Molecular mechanisms in health and disease edited by Kagan VE and Quinn PJ, CRC Press (2000), Boca Raton

(3)

Tran MT, Mitchell TM, Kennedy DT, Giles JT. Role of coenzyme Q10 in chronic heart failure, angina, and hypertension. Pharmacotherapy 2001-21:797-806

(4)

Rozen T, Oshinsky M, Gebeline C, Bradley K, Young W, Shechter A, Silberstein S (2002). "". Cephalalgia 22 (2): 137–41.

Raw CoQ10

Coenzyme Q10 is also commonly referred to as ubiquinone, ubidecarenone, and coenzyme Q.  It is a vitamin-like substance that is naturally present in most human cells except red blood cells and eye lens cells and is responsible for the production of the body’s own energy.  In each human cell, food energy is converted into energy in the mitochondria with the aid of Coenzyme Q10.

Because dysfunctional energy metabolism has been cited as a contributing factor for a number of medical conditions, Coenzyme Q10 has been used in the treatment of cardiac, neurologic, oncologic, and immunologic disorders. Although the Dietary Supplement Health and Education Act of 1994 does not allow claims for treatment of specific diseases in the United States, Coenzyme Q10 has been cleared for treatment indications in other countries, such as for congestive heart failure (CHF) in Japan since 1974.

Natural Q10 Supplements

Because of its ability to transfer electrons and therefore act as an antioxidant, Coenzyme Q10 is also used as a dietary supplement.  Supplement of Coenzyme Q10 is a treatment for some of the rare and serious mitochondrial disorders and other metabolic disorders where patients are not capable of producing enough Coenzyme Q10 because of their disorder.  Supplement of Coenzyme Q10 has been found to have a beneficial effect on migraine headache symptoms.  Recent studies have also found Coenzyme Q10 to have beneficial effects on brain health and neurodegenerative diseases in animal models.

Q10 supplements are one of many downstream products that are produced from raw Q10 (which initially derives from extracts of abandoned tobacco leaves- Solanesol).

Distribution

GP has established contracted distributors that are focused in the bio-health industry and raw chemical intermediates industry.  In addition, we have established distribution channels through government referrals within local government in some provinces such as universities and hospital research centers.

Market Analysis

GP’s product, Q10 has two distinct market segments: Raw Q10 and Retail Q10 products.  The following chart outlines the global estimated demand of raw Q10 by 2010 in tonnage:

Country	Demand (in tons)
US	200-220
JAPAN	160-180
ASIA (EXCLUDING JAPAN)	100-150
EUROPE	80-100
OTHER COUNTRIES	60
TOTAL	Average approx. 655

Raw Q10 is supplied to companies or institutions that 1) use it for research and development purposes or 2) use it to produce its downstream retail products.  Today, we produce and market raw Q10 and we are in the process of patenting our over-the-counter retail brand of Q10 supplement in both liquid and tablet form which we’ve fully developed in 2007. Our nutrient and supplement brand called “Green Planet” is now going through the trademark application process. Our current raw Q10 production capacity is 20 tons per year and with our growth plan realized we will be able to produce and supply a big part of China’s demand.

Retail Q10 products can be further classified into 3 sub-categories: Consumption products, medicine, and cosmetics. The market share of each is displayed by the following pie chart:

Note: consumption products include nutrients, vitamins and supplements

Management Team

GP’s management is well experienced in the bioengineering industry and provides the company with the strategic leadership required to maintain the company at the forefront of its industry competitors.  The team is led by Mr. Min Zhao the company CEO, Shanyan Ou the VP of Sales & Marketing, and Dr. Jian Ming Chan our Chief Scientist.  The team is fully committed to drive Green Planet on a successful track.  Stock options programs are currently in place for senior managers.  Green Planet Bio’ has employment contracts with all senior managers.

Sales and Marketing

Sales

GP mainly bases its business on the wholesale sales of bio-ecological products.  GP’s distribution process is established through contracted distributors and sales agreements. GP is continuously evaluating its sales and distribution strategy and assesses the performance of its business partners and execution of its business plan.

Marketing

For raw chemical material products such as Solanesol, CoenzymeQ10 or Nicotine Sulphate, we utilize the following strategies:

•

First, GP has established a strong referral programs with major universities where most distributors look for new products and new technologies today.

•

Second, GP has used the following channels to get the name and brands out to potential distributors:

-

Web advertising

-

Internal web optimization through Search engines and Sponsored links

-

Trade shows

-

Exhibitions

-

Conferences

•

Third, GP’s network through the local government in some provinces to introduce and refers GP to established distributors.

Intellectual Property

The following table is a list of GP’s current Patents issued by the People’s Republic of China:

Patent Name	Application No.	Designer	Application date	Valid until	Owner of patent
Synchronization and high efficiency process of Solanesol and Nicotine Sulphate	200610069846.6	Min Zhao, Chen Yanmei, Liu Caiqing	2006.8.11	2026.8.11	Sanming Huajian Bioengineering Co., Ltd.
A Method of Eliminating Plum bum Products with Basic liquid of zymogene mung bean	200710009735.0	Lin Xuanxian, Chen Jianmin, Chen Yanmei	2007.11.01	2027.11.01	Sanming Huajian Bioengineering Co., Ltd.

Note- The patent of “Solanesol-clean extraction method” is exclusively owned by Fudan University.  However, we have obtained the right to use this technology patent until July 27, 2010, according to the statements of Article 3, Section 1 in “Technology Development Contract ”which was entered into on July 28, 2005 between Fudan University and Sanming Huajian  and which is attached hereto as an exhibit.

Since August 11, 2006, we have been designing the “synchronization and high efficiency process of Solanesol and Nicotine Sulphate” and applied for the patent ownership and have used it in the production process.

Trademarks

The following table is a list of GP’s current trademarks issued by the People’s Republic of China:

Trademark	Certificate No.	Category	Registrant	Valid Term
Paiqianshu	4322405	No.30 Refined food from plants, etc.	Sanming Huajian	From 2007-4-20 to 2017-4-20
Jimai QQ	4322404 (Application No. here. It will be the Certificate No. later.)	No.30 Refined food from plants, etc.	Sanming Huajian	10 years since the date of certificate issuing
Jimai	5425649 (Application No. here. It will be the Certificate No. later.)	No.1 Fertilizer, chemical products, etc.	Sanming Huajian	10 years since the date of certificate issuing
Jinliang	4538612 (Application No. here. It will be the Certificate No. later.)	No.3 Cosmetic, household and personal care chemicals, etc.	Sanming Huajian	10 years since the date of certificate issuing
PURESOLAN	6869795 (Application No. here. It will be the Certificate No. later.)	No.5 Medical products, etc	FuJian Green Planet	10 years since the date of certificate issuing
GREENPLANET	6871472 (Application No. here. It will be the Certificate No. later.)	No.5 Medical products, etc	Fujian Green Planet	10 years since the date of certificate issuing

Green Planet pays a license fee of RMB500 per year for each trademark for the period of ownership from October 22, 2004 to October 22, 2014.

Need For Government Approval

None

Employees

Sanming Huajian currently has approximately 153 full-time employees broken down into:

Management (16)

Research and Development (30)

Supporting staff (7)

Manufacturing staff (100)

Employee benefits include:

The company provides benefits according to the laws of PRC when applicable. Benefits packages are recognized in the PRC as in the United States.

ITEM 8.01.

OTHER ITEMS

Effective June 30, 2009, Min Zhao was appointed as a director of the Company.

Set forth below is certain biographical information regarding the New Director:

Min Zhao, Chairman is currently the CEO and a director of Green Planet Bioengineering, Co., Ltd (OTCBB: GPLB.OB). Mr. Zhao has over 10 years of experience in the bioengineering industry. In 2004, Mr. Zhao became the principal shareholder of Sanming Huajian Bioengineering Co., Ltd and was responsible for the daily operations of the company.  In 2000, Mr. Zhao formed the Sanming Mingdu Hotel Co., Ltd. a three star hotel. Mr. Zhao graduated from the Chinese People’s Liberation Army University in 1986.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) (b)Financial Statements of Businesses Acquired and Pro Forma:

Financial Statements	Description
9.1	Green Planet 2007 & 2008 Financial Statements
9.2	Green Planet Q1 – 2009 Financial Statements
9.3	Pro forma Financial Information

(d)  Exhibits:

Exhibit No.	Description
10.1	Share Purchase Agreement between Min Zhao and Registrant
10.2	Escrow Agreement between Min Zhao and Registrant
10.3	Preferred Share Purchase Agreement between GP and Registrant
10.4	Escrow Agreement between GP and Registrant
10.5	Share Purchase Agreement between Sally Ou and Registrant
10.6	Escrow Agreement between Sally Ou and Registrant
10.7	Share Purchase Agreement between Thomas Chan and Registrant
10.8	Escrow Agreement between Thomas Chan and Registrant
10.9	Share Purchase Agreement between William Crawford and Registrant
10.10	Escrow Agreement between William Crawford and Registrant
10.11	Share Purchase Agreement between Marius Silvasan and Registrant
10.12	Escrow Agreement between Marius Silvasan and Registrant
10.13	Share Purchase Agreement between Jeanne Chan and Registrant
10.14	Escrow Agreement between Jeanne Chan and Registrant
10.15	Share Purchase Agreement between Michael Karpheden and Registrant
10.16	Escrow Agreement between Michael Karpheden and Registrant
10.17	Share Purchase Agreement between Abacus Investments, Corp and Registrant
10.18	Escrow Agreement between Abacus Investments, Corp and Registrant
10.19	Share Purchase Agreement between Prestige Ventures, Corp. and ONE
10.20	Escrow Agreement between Prestige Ventures, Corp. and ONE
10.21	Warrant Purchase Agreement between H.A.S. Properties Trust dated August 1, 2008 and Registrant
10.22	Warrant for H.A.S. Properties Trust dated August 1, 2008
23.1	Consent of Independent Registered Public Accounting Firm

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Holdings, Corp.

By:	/s/ Marius Silvasan
Marius Silvasan Director and interim President

Date:  July 22, 2009